                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:

[ ] Preliminary proxy statement     [ ] Confidential, For Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12



                       INKINE PHARMACEUTICAL COMPANY, INC.
                (Name of registrant as specified in its charter)

    (Name of person(s) filing proxy statement, if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

         [x] No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________

(3) Filing Party:

______________________________________________________________________________

(4) Date Filed:

______________________________________________________________________________




The following is a transcript of the conference call webcast held on June 23, 2005.


ADDITIONAL INFORMATION
In connection with the merger between Salix and InKine, Salix intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY
HOLDERS OF SALIX AND INKINE ARE URGED TO READ THE JOINT PROXY
STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SALIX, INKINE AND THE
MERGER. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Salix or InKine with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents
(when they are available) filed with the SEC by Salix by directing a request to:
Salix Pharmaceuticals, Ltd., 1700 Perimeter Park Drive, Morrisville, North
Carolina 27560, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by InKine by contacting
InKine Pharmaceutical Company, Inc., 1787 Sentry Parkway West, Building 18,
Suite 440, Blue Bell, Pennsylvania 19422. Attn: Investor Relations.

Salix, InKine and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Salix and InKine in favor of the merger. Information about the executive officers and directors of Salix and their ownership of Salix common stock is set forth in the proxy statement for Salix's 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Information about the executive officers and directors of InKine and their ownership of InKine common stock is set forth in the proxy statement for InKine's 2005 Annual Meeting of Shareholders, which was filed with the SEC on May 2, 2005. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Salix, InKine and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.



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C O R P O R A T E  P A R T I C I P A N T S
 MICHAEL FREEMAN
 Salix Pharmaceuticals - Director IR

 CAROLYN LOGAN
 Salix Pharmaceuticals - President, CEO

 LEN JACOB
 InKine Pharmaceutical Company, Inc. - Chairman, CEO

 ADAM DERBYSHIRE
 Salix Pharmaceuticals - CFO



C O N F E R E N C E  C A L L  P A R T I C I P A N T S
 MICHAEL TONG
 Wachovia Securities - Analyst

 DEB KNOBELMAN
 Piper Jaffray - Analyst

 RICH WATSON
 William Blair & Company - Analyst

 BERT HAZLETT
 SunTrust Capital Markets - Analyst

 ANGELA LARSON
 C.E. Unterberg, Towbin - Analyst

 RUSSELL MCALISTER
Analyst

 GABE HOFFMAN
Analyst


P R E S E N T A T I O N


________________________________________________________________________________
OPERATOR

 Good day everyone, and welcome to the Salix update conference call. Today's call is being recorded. At this time, I would like to turn the call over to Mr.
Michael Freeman, Director of Investor Relations. Please go ahead, sir.
________________________________________________________________________________
 MICHAEL FREEMAN  - SALIX PHARMACEUTICALS - DIRECTOR IR


 Good afternoon. Thank you for joining us today. I am Mike Freeman, Executive
Director of Investor Relations and Corporate Communications for Salix
Pharmaceuticals. With me today are Carolyn Logan, President and Chief Executive
Officer of Salix Pharmaceuticals; Dr. Leonard Jacob, Chairman and Chief
Executive Officer, InKine Pharmaceutical Company; and Adam Derbyshire, Senior
Vice President of Finance and Administration, and Chief Financial Officer of
Salix Pharmaceuticals.

Carolyn will begin the presentation with a review of the proposed merger of Salix and InKine in a stock-for-stock transaction. At the conclusion of management's comments, Carolyn, Len and Adam will respond to appropriate questions.

Various remarks during this conference call about expected benefits resulting from the proposed merger, future expectations and plans and prospects for the combined company constitute forward-looking statements for purposes of the Safe
Harbor provisions under the Private Securities Litigation Reform Act of 1995.
Actual results might differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to the proposed merger and integration of the company, as well as those discussed in each company's press releases and SEC filings, including their Forms 10-K for 2004. The information in this conference call related to projections, development plans and other forward-looking statements is subject to this Safe Harbor.




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

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I will now turn the call over to Carolyn Logan, President and Chief Executive
Officer, Salix Pharmaceuticals.

________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 Thank you, Michael. We are extremely pleased to announce the signing of the merger agreement between Salix and InKine. Consummation of the merger is subject to stockholder approval of the respective companies and other customary closing conditions.

Today's announcement is particularly exciting, in that this transaction should accelerate both companies' strategic initiatives. Both Salix and InKine are dedicated to developing and commercializing products used for the treatment of gastroenterological disorders and conditions. Both companies have active product acquisition and/or development efforts under way, and both companies have marketing and sales efforts focused on a target audience of gastroenterologists.

This merger represents a combination of assets with great strategic fit, and a common and clear rationale for ongoing growth. The combination of Salix and InKine provides an unparalleled opportunity for each company to capitalize on their assets in the short-term and strengthen their prospects for continued growth over the long term. Through this merger of our two complementary companies, we will create the largest specialty pharmaceutical company focused exclusively on gastroenterology.

I now will turn the call over to Dr. Len Jacob, Chairman and Chief Executive Officer, InKine Pharmaceutical Company.

________________________________________________________________________________
 LEN JACOB  - INKINE PHARMACEUTICAL COMPANY, INC. - CHAIRMAN, CEO


 Thank you very much, Carolyn. We are extremely pleased with the opportunity this strategic combination provides for InKine and Salix to create the largest specialty pharmaceutical company focused on gastroenterology, InKine's flagship product, VISICOL, like Salix's flagship product COLAZAL, were launched in 2001. VISICOL was the fastest-growing branded purgative (technical difficulty) 2003 was the driver behind InKine's current profitability that year, which was a major milestone for InKine and the company's stockholders.

We believe that the expanded marketing, sales capabilities of the combined company will make an immediate positive impact on VISICOL's performance in the market. Additionally, we are excited about the work that has been completed to date with VISICOL in the treatment of constipation, the possibilities for INKP-102 next generation purgative tablets. We submitted the new drug application to the FDA April 2005, and anticipate that INKP-102 will be one of the next products to be introduced by the combined company. We are confident that the expanded gastroenterology-focused marketing and sales effort for the combined company will substantially increase the adoption and utilization of the product.

Personally, on behalf of our employees, our executive officers, our Board of Directors, I want to thank our shareholders for our success to this point. And I am confident that in this acquisition of InKine, that the combined entity will do bigger and better things.

At this point, I would like to turn the call back over to Carolyn.


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 Thank you, Len. We, too, look forward to the contributions VISICOL and INKP-102 will make to the combined company as we continue to execute our mission. The combined company will be marketing six products, and will be developing a pipeline comprised of numerous Phase III and NDA candidates and projects to expand the uses of our marketed products.

The combined company will benefit from an expanded marketing and sales team that will be resourced to provide depth and breadth in the commercialization of our products that neither company could have accomplished on a stand-alone basis. We believe that the synergies created by the combined company will equip us to capitalize on our assets, and result in enhanced performance for all of our products.






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In the 4.5 years since the launch of COLAZAL in January of 2001, Salix has made tremendous strides in building strong relationships with gastroenterologists. As a result of the high level of service, we are able to provide our targeted universe of physicians, who are responsible for treating gastrointestinal diseases, today, these physicians recognize Salix as a trusted and important component of their practices.

In a similar fashion, InKine has focused its sales efforts on many of the same physicians. Now, the efforts and focus of our two companies will be strategically aligned in order to produce even greater penetration into the gastroenterology market.

As you know, COLAZAL, our flagship product, is indicated for the treatment of ulcerative colitis. Ulcerative colitis, specifically an inflammatory bowel disease in general, is typically diagnosed by means of a colonoscopy, a procedure that requires a purgative.

For this reason, in many instances, the physicians we call on to discuss COLAZAL are also the physicians InKine calls on to discuss VISICOL. The addition of VISICOL tablets to our product portfolio provides entry into the growing purgative bowel cleansing market. A combination of the two companies' product lines and marketing and sales efforts should create the opportunity for us to gain greater penetration into the markets for all of our products.

We are extremely pleased with the opportunity to add InKine's flagship product, VISICOL, to our existing portfolio of marketed products. VISICOL tablets are the only FDA-approved tablets available for bowel preparation prior to colonoscopy. The tablets have a distinct and important advantage compared to currently available cleansing agents; namely the tablets are virtually tasteless. The tolerability of VISICOL results in impressive levels of patient compliance and patient acceptance of bowel preparation necessary for an accurate colonoscopy.

We are confident that Salix's premier gastroenterology-focused sales and marketing team, now enhanced by this combination, will be able to dedicate the effort that should positively impact VISICOL sales.

In addition to performing colonoscopies to diagnose ulcerative colitis, gastroenterologists also perform this procedure to evaluate a number of systems, such as GI bleed, or bloody stools, and other conditions such as Crohn's disease, diverticulitis, IBS and colorectal cancer.

Colorectal cancer is the second-leading cost of cancer death in the United States. Fortunately, with proper screening, colorectal cancer is easily detectable, and if caught early enough, 90% of colon cancer cases can be prevented.

Colonoscopy is an important tool in the screening and diagnosis of colon cancer, and products such as VISICOL are routinely used to prepare the colon for such procedures.

The market for prescription bowel preparation products is growing. We anticipate the market will continue to demonstrate healthy growth based upon demographics and the evolution of medical practice. The need for colonoscopy is increasing as our nation's population ages. While clinical guidelines are encouraging more frequent screenings for colorectal cancer, to date only 50% of Americans over the age of 50 have received screening.

We believe the bowel preparation market is an important and growing market, and we view VISICOL as a key addition to our effort to provide first-line products to gastroenterologists and their patients. VISICOL has patent protection until 2013.

In addition to VISICOL, our merger with InKine gives us access to INKP-102, a next generation purgative tablet, which we believe will offer significant advantages over VISICOL. Similar to our efforts to develop granulated mesalamine and the tablet formulation of COLAZAL, to optimize the lifecycle of COLAZAL, InKine is developing INKP-102 as a product improvement and to extend the life of their tablet purgative franchise.

In April 2005, InKine submitted an NDA to the FDA seeking marketing approval for INKP-102 as a purgative for bowel cleansing. Data submitted as part of the NDA demonstrates that this next generation product provides improved colon cleansing compared to VISICOL. InKine is seeking patent coverage for the product that, if granted, would protect INKP-102 until 2024.

We are excited about the possibilities this new generation purgative tablet product may have in expanding the combined company's share of the market for colon cleansing products. We also plan to build on the work completed to date in the investigation of VISICOL in the treatment of constipation, and to also possibly pursue the development of INKP-102 in the treatment of constipation.

The proposed merger is intended to create a stronger specialty pharmaceutical company. We believe that the combined entity represents a combination of assets with great strategic fit and a clear rationale for ongoing growth. The combined company offers the opportunity to create the largest and most respected specialty sales force in gastroenterology. The combined company should offer immediate benefit to capitalize on VISICOL, COLAZAL and XIFAXAN's strong growth potential.



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A number of potential benefits should arise from synergies resulting from the new structure. These benefits should include enhanced topline performance, efficiencies in operating cost, expansion of revenue drivers, enhanced ability to pursue opportunities, and critical mass that will allow for more favorable financing alternatives. We look forward to this next step in the growth of our business.

Salix is committed to retaining the best management team and marketing and sales team for the combined company. The combined company will operate out of our current corporate headquarters in Raleigh, North Carolina.

The most significant growth in terms of employees will take place within our sales organization. We anticipate expanding our field sales force from the current level of 68 professional sales representatives to a level of approximately 100 territory managers. Sales management will expand in proportion to the number of field representatives added to the combined company.

Upon completion of the proposed merger, the combined company will have a Board of Directors comprised of five independent Directors and the Company's President and Chief Executive Officer. The board will be chaired by John Chappell, the current Salix Chairman. In addition to the three other independent Directors currently serving on the Salix Board, one independent member of the current InKine Board will serve on the Board of the combined company.

As President and Chief Executive Officer of Salix, I will continue to serve on the Board, as well. The senior management currently at Salix will continue in their respective roles in the combined company.

I now will turn the call over to Adam Derbyshire, Senior Vice President, Finance and Administration, and Chief Financial Officer of Salix Pharmaceuticals.


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Carolyn, thank you. We look forward to the contribution of VISICOL, and in the future INKP-102 should make to our product revenue growth. Based upon current information, we believe VISICOL should command approximately 15% share of the prescription bowel preparation market for 2005.

We believe the market is growing, based in large part upon increasing awareness of the need for colorectal cancer screening. Additionally, INKP-102, if approved, should further expand our business by providing an improved bowel preparation product, and potentially a product for the treatment of constipation.

We envision that the VISICOL/INKP-102 franchise reaching approximately 100 million in sales within five years.

Under the definitive agreement, InKine shareholders will receive Salix common stock valued at $3.55 per share of InKine common stock, or approximately 190 million in equity value. On a GAAP basis, the transaction is expected to be EPS neutral to Salix in 2006, and significantly accretive thereafter. The merger agreement, which was approved by the Board of Directors of both companies, provides that InKine stockholders will receive newly issued shares of Salix common stock in exchange for each share of InKine common stock, with the final exchange ratio to be determined based on Salix's stock price prior to closing.

Salix's business combination with InKine will take the form of a tax-free, stock-for-stock merger, and is expected to be completed in the fourth quarter of 2005. Under the terms of the agreement, each outstanding InKine share will be converted into Salix common stock through the exchange ratio equal to $3.55 divided by the average rounded to the nearest cent of the per-share closing prices of Salix common stock, as reported by NASDAQ, during the 40 trading days ending two days prior to the closing of the transaction. However, if this average is greater than $20.44, then the exchange ratio will be 0.1737. And if this average is less than $16, then the exchange ratio will be 0.2219. Cash will be paid for fractional shares.

Among other customary closing conditions, the transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, approval of the InKine stockholders, and approval of Salix's stockholders. In association with this transaction, Salix anticipates it may incur charges associated with purchase accounting, which will be detailed following this closing.


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I will now turn the call back over to Carolyn.


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 Thank you, Adam. This complete our comments. Today is an exciting day for all of us at Salix and at InKine. We believe that this merger strengthens our franchise in the gastroenterology markets, and positions Salix for continued growth and success.

Thank you for your participation in today's call. And we look forward to your ongoing support as we continue our mission to be the leading specialty pharmaceutical company providing products to gastroenterologists and their patients.

Now, I going to turn the call over to the operator to begin the question-and-answer session.



























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 Q U E S T I O N  A N D  A N S W E R



________________________________________________________________________________
OPERATOR


 (OPERATOR INSTRUCTIONS) Michael Tong, Wachovia Securities.


________________________________________________________________________________
 MICHAEL TONG  - WACHOVIA SECURITIES - ANALYST


 Good afternoon, and congratulations on the acquisition. Adam, I am wondering if you can give us some additional clarity based on your expectations of earnings neutral in '06 on a GAAP basis and accretion thereafter? What kind of goodwill or any type of amortization expense are you thinking?

And secondly, for Carolyn, how do you get comfort with respect to paying almost 8 times trailing 12 months revenue for a product that -- admittedly, InKine has said seems to be somewhat in a more competitive market?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Michael, I will handle the first question. The guidance provided for '06 incorporates on a preliminary basis -- because this will not be finalized until closing -- but incorporates on a preliminary basis the allocation of the purchase price among the various categories that -- one being goodwill and the other being the intangible that will be amortized. That is all I can say at this point.


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 And Michael, this is Carolyn. We believe that because of the size of the InKine sales force, and because of the strength of our relationships and the size of our sales force and with the expansion, we believe that we are going to be able to fully recognize the value that is currently in VISICOL. And then also with the new products coming, both of these products have extremely long patent protection. And we believe they both offer great opportunities to our current portfolio of products.


________________________________________________________________________________
 MICHAEL TONG  - WACHOVIA SECURITIES - ANALYST


 That's great. And Carolyn, if I can just ask a follow-up on INKP-102. Do you expect that to cannibalize VISICOL?


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 Yes, we believe it will, to some extent, because we believe it offers significant advantages. But we are -- there has already been some work done in constipation with VISICOL. We're going to review that, look into that. And also with the new product, INKP-102 as well, because of its longer patent protection.


________________________________________________________________________________
OPERATOR


 Deb Knobelman, Piper Jaffray.







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________________________________________________________________________________
 DEB KNOBELMAN  - PIPER JAFFRAY - ANALYST


 Congrats. I just had a couple of questions on INKP-102. My understanding is that there was only one Phase III trial. What gives you that comfort that the FDA deems that enough for approvability?


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 I am going to turn that over to Len. Len, would you please handle that question?


________________________________________________________________________________
 LEN JACOB  - INKINE PHARMACEUTICAL COMPANY, INC. - CHAIRMAN, CEO


 I sure will. Obviously, before we would engage in a single trial of the scale that we did, we met with the agency and discussed a very large trial that was a Phase II trial. They gave impeccable data in a placebo-controlled trial with multiple doses. Not placebo-controlled, control trial multiple doses.

That data was compelling enough where the agency felt very comfortable in us proceeding with a large-scale, again, full trial against VISICOL -- multiple doses, again, providing data that was, as we have reported, values by and large that were less than 0.0001 in terms of their cleansing ability.

If you look at the comparative data against VISICOL -- and I think Carolyn has alluded to this -- we have made an excellent cleansing drug even better, number one. Number two, would you look at the tolerability, probably the best tolerated prep, even more tolerable -- look at the adverse event experience, which is low for VISICOL, even better for INKP-102.

The most important thing, which is the absence of microcrystalline cellulose in INKP-102, which has been so-called residue in VISICOL that has been left behind and not really acceptable to certain large decile physician groups -- that has been completely eliminated with INKP-102, again, giving excellent (multiple speakers) in areas like the transverse and the ascending colon.

So there is a lot -- we think a lot of strength in our data, and remain confident that the FDA and our negotiations with this large single Phase III trial is going to be acceptable.


________________________________________________________________________________
 DEB KNOBELMAN  - PIPER JAFFRAY - ANALYST


 Great. Was the endpoint on that trial non-inferiority to VISICOL or superiority?


________________________________________________________________________________
 LEN JACOB  - INKINE PHARMACEUTICAL COMPANY, INC. - CHAIRMAN, CEO


 The trial itself was non-inferiority. However, we did look at several other parameters comparing various regions of cleansing, tolerability, adverse events. In fact they all, as I mentioned, were highly specifically significant in favor of what I might add is a lower label dose for 102 versus the current label dose of VISICOL.


________________________________________________________________________________
OPERATOR


 Rich Watson.



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________________________________________________________________________________
 RICH WATSON  - WILLIAM BLAIR & COMPANY - ANALYST


 Congratulations, first of all. I just had a question about how this acquisition could potentially impact Salix's existing products, in particular COLAZAL and XIFAXAN? Are you thinking any synergies or beneficial impact that we should be thinking about?

And then the other question -- I just wanted to see if we could get a little more color about how much of InKine's infrastructure you will be taking on, specifically in terms of staff and things like that.


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 Rich, I will take the first question. VISICOL and InKine, just such a great strategic fit for us. They were already in a lot of the offices where we were. There is great overlap of physicians. And by expanding the sales force that will give us the opportunity to have a lot of voice time for COLAZAL, XIFAXAN and VISICOL.

So we certainly think there will be a positive impact there. As far as infrastructure, the greatest change in infrastructure will come in our field sales force going from 68 representatives to 100 representatives.

Ridge, I will take the first question. In VISICOL can InKine is just such a great strategic fit for us. They were already in a lot of the offices where we were. There is a great overlap of physicians. And by expanding the sales force, that will give us the opportunity to have a lot of voice time for COLAZAL, XIFAXAN and VISICOL. So we certainly think there will be a positive impact there.

As far as infrastructure, the greatest change in infrastructure will come in our field sales force, going from 68 representatives to 100 representatives. And we also are evaluating adding some institutional sales representatives, as well. So that would be the greatest change.

But of course, there are some very talented people at InKine, and we are going to make use of their skill sets and talents as best we can through the transition period, and for some people, even beyond the approval of INKP-102.


________________________________________________________________________________
OPERATOR


 Bert Hazlett.


________________________________________________________________________________
 BERT HAZLETT  - SUNTRUST CAPITAL MARKETS - ANALYST


 Just a couple of questions. First of all, could you discuss roughly the gross margins on the InKine products?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Yes, Bert, this is Adam. The VISICOL product is experiencing gross margins of about 85, 86%.


________________________________________________________________________________
 BERT HAZLETT  - SUNTRUST CAPITAL MARKETS - ANALYST


 And do you expect that to be roughly stable?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO







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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
JUN. 23. 2005 / 5:00PM, SLXP - SALIX PHARMACEUTICALS INC TO ACQUIRE INKINE PHARMACEUTICAL
--------------------------------------------------------------------------------

 Yes.


________________________________________________________________________________
 BERT HAZLETT  - SUNTRUST CAPITAL MARKETS - ANALYST


 Okay, and in terms of the timeline for the constipation indication or use there, can you elaborate at all on either of the products?


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 I do not think that we are prepared to elaborate on that today. Our R&D group has to meet with the InKine R&D group, and there has to be a plan. So we certainly have done some of that already, but I don't think at this point we are ready to elaborate on that.


________________________________________________________________________________
 BERT HAZLETT  - SUNTRUST CAPITAL MARKETS - ANALYST


 Okay. And in terms of the competitive landscape for purgative products, we are aware of your products -- the InKine Products. Can you discuss maybe some of the reasons why we saw immoderation of the growth rate of VISICOL in the middle of '04? If you could talk about the competitive landscape there, it would be helpful.


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 I will start off with that, and then turn it over to Len for any additional comments. InKine's sales force really was not as large as the Braintree sales force when they launched HalfLytely, a new drug in the marketplace. And I believe that InKine was at a disadvantage because of that. Len, you have anything you would like to add to that?


________________________________________________________________________________
 LEN JACOB  - INKINE PHARMACEUTICAL COMPANY, INC. - CHAIRMAN, CEO


 I think you have hit it on the head. I think that they went out with the message of enhanced tolerability relative full dose 4 liter peg (ph) (technical difficulty) big users out there that were using 4 liters, obviously immediately adopted 2 liter peg. After publications that came out, ultimate use clearly indicated that a 4 liter peg is better than 2 liters peg. But probably the use of any peg for those patients in terms of a tolerability aspect is really not that great.

So again, I think Carolyn's measured response in terms of the size of sales force -- Braintree had a very large sales force dedicated to the launch it continues to do with HalfLytely. I am very, very optimistic that with the enhanced marketing and sales capabilities which this transaction brings that the function of the growth that we have seen will even accelerate.

Keep in mind that the growth, even with the competition, we shouldn't lose sight of the fact that in first quarter, (indiscernible) grew that product almost 25% year-over-year, quarter-over-quarter. So I really believe that the combined entity will even accelerate that growth even more. And then when you get to INKP-102, we really believe that it could be the best purgative product for cleansing that is out there, as well as tolerability. But hopefully, FDA will agree along with us.


________________________________________________________________________________
 BERT HAZLETT  - SUNTRUST CAPITAL MARKETS - ANALYST


 One more quick follow-up, if I can. Could you discuss the pricing changes, any if you have taken with VISICOL over the past 12 to 18 months?







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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
JUN. 23. 2005 / 5:00PM, SLXP - SALIX PHARMACEUTICALS INC TO ACQUIRE INKINE PHARMACEUTICAL
--------------------------------------------------------------------------------


________________________________________________________________________________
 LEN JACOB  - INKINE PHARMACEUTICAL COMPANY, INC. - CHAIRMAN, CEO


 I would think that what we would say is that we increased price in a normal, orderly fashion relative to the competition. For example, that it is our understanding that currently HalfLytely is even premium priced in certain circumstances to that currently of VISICOL. So I think that we have been competitive, but we have not been overzealous in our price increases.


________________________________________________________________________________
OPERATOR


 Angela Larson.


________________________________________________________________________________
 ANGELA LARSON  - C.E. UNTERBERG, TOWBIN - ANALYST


 Thank you for hosting the conference call and taking questions. I wanted (technical difficulty) my impression was that the pricing environment was actually (technical difficulty) And then also, if you could give us a little bit more color (technical difficulty) pill count for administration of the drug?


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 Angela, this is Carolyn. I am really sorry, but you were breaking up. We could not hear your question.


________________________________________________________________________________
 ANGELA LARSON  - C.E. UNTERBERG, TOWBIN - ANALYST


 I will have someone ask my question. Thank you.


________________________________________________________________________________
OPERATOR


 Russell McAlister (ph).


________________________________________________________________________________
 RUSSELL MCALISTER ANALYST


 My questions have largely been answered, but Adam, a quick one for you. Could you talk about the impact that this will have on your tax rate?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Well, we are still sorting through that for -- obviously for 2005 our guidance for the tax rate is 5%. We do have enough NOLs to offset pretax income for actually 2005 and 2006. And so that will certainly be -- and InKine has NOLs, as well. So we will be conducting a tax strategy, if you will, with the two companies combining to see what that means going forward. But I would anticipate our guidance of 5% tax rate for this year in still in place. And we will see what this all means for 2006.


________________________________________________________________________________
OPERATOR



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
JUN. 23. 2005 / 5:00PM, SLXP - SALIX PHARMACEUTICALS INC TO ACQUIRE INKINE PHARMACEUTICAL
--------------------------------------------------------------------------------


 (OPERATOR INSTRUCTIONS) Gabe Hoffman (ph).


________________________________________________________________________________
 GABE HOFFMAN ANALYST


 From the Salix side, what is the minimum implied profitability contribution in millions of dollars from InKine in 2006 for the transaction to be neutral to EPS, as projected?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Can you repeat that, please?


________________________________________________________________________________
 GABE HOFFMAN ANALYST


 Sure. From the Salix side, what is the minimum profitability contribution from InKine in 2006 for the transaction to be neutral to Salix's earnings per share, as has been projected?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Well, we really are not in a position right now to provide guidance for 2006. So I think, obviously, when the two companies combine and this is finalized in the fourth quarter of 2005, at that point in time, we will be prepared to provide guidance for '06.


________________________________________________________________________________
 GABE HOFFMAN ANALYST


 Okay. Could you give us a sense of what the assumed synergies are -- that is in two components, one meaning by cost synergies and the other in additional sales synergies?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 Well, I think we spoke of the expansion of the sales force. So that is obviously a positive synergy. And we would expect that would have an impact on VISICOL sales. I will tell you that with the expansion of the sales force and the guidance we provided on a GAAP basis that it will be neutral to '06 and highly accretive thereafter, that we did not contemplate what kind of effect that would have on COLAZAL and XIFAXAN. And clearly, we would expect there to be an impact with, now, 100 sales representatives calling on gastroenterologists.


________________________________________________________________________________
 GABE HOFFMAN ANALYST


 But in terms of quantifying those synergies, you would not be prepared to do so at this time?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 No.





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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
JUN. 23. 2005 / 5:00PM, SLXP - SALIX PHARMACEUTICALS INC TO ACQUIRE INKINE PHARMACEUTICAL
--------------------------------------------------------------------------------


________________________________________________________________________________
 GABE HOFFMAN ANALYST


 Okay. And finally, that has been very helpful. From the InKine side, were negotiations for sale of the Company exclusive to Salix, or were other parties contacted?


________________________________________________________________________________
 LEN JACOB  - INKINE PHARMACEUTICAL COMPANY, INC. - CHAIRMAN, CEO


 We were not for sale. Salix approached InKine because of the synergies. And obviously, from that there was the appropriate due diligence on both sides. I think Carolyn and I have always recognized the synergies. And I think that when you look at the synergies that Carolyn described, along with the opportunity for our franchise to fit within the Salix's existing franchise, it was one that was strongly from a business perspective doable, we felt. And again, we remain very, very excited about its potential. And clearly, with both Boards approving the transaction on behalf of the shareholders, they feel the same.


________________________________________________________________________________
 GABE HOFFMAN ANALYST


 Great. And just finally, although you are not providing specific 2006 guidance, if one were to just do a back of the envelope calculation, and one were to think that the First Call consensus for Salix is something in the neighborhood of $0.85, meaning that the shares are at about $18, roughly a 21 P/E on next year, and if we were to assume that the Company is paying 190 million for InKine, would it be unreasonable to simply divide that 190 by roughly the 21 P/E, and assume about a $9 million profit contribution for InKine? Just in a broad sense, is that math in the ballpark?


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO


 I apologize, but I really can't comment on that.


________________________________________________________________________________
OPERATOR


 Michael Tong.


________________________________________________________________________________
 MICHAEL TONG  - WACHOVIA SECURITIES - ANALYST


 Thanks for taking this one. A quick one -- is there a break up fee associated with the transaction? And secondly, I wasn't quite clear about the expansion of the sales force. Are you indicating that you will retain most of InKine's current sales reps, or are you actually expanding from scratch?


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 I will answer the second part of your question, Michael, about the sales force. We are going to do -- we are in the process, actually, of doing a mapping and alignment, looking at that and seeing where the territories will fall. It would be very foolish of us to just start from scratch on the expansion when InKine has some very good representatives. So we would hope to be able to draw first from the InKine sales force before looking outside of that.


________________________________________________________________________________
 ADAM DERBYSHIRE  - SALIX PHARMACEUTICALS - CFO






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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
JUN. 23. 2005 / 5:00PM, SLXP - SALIX PHARMACEUTICALS INC TO ACQUIRE INKINE PHARMACEUTICAL
--------------------------------------------------------------------------------

 And, Michael, in terms of a breakup fee, there is a breakup fee, and that is outlined very well in the merger agreement, which will be filed -- it has to be filed within four business days. So I would expect that to be live Monday or Tuesday of next week.


________________________________________________________________________________
OPERATOR


 And Ms. Logan, that being the final question, I will turn it back over to you for any closing comments.


________________________________________________________________________________
 CAROLYN LOGAN  - SALIX PHARMACEUTICALS - PRESIDENT, CEO


 I would just like to thank everybody for calling in today and for the questions that you have presented. Again, I would like to reiterate, this is just a very exciting day for both companies. We are very happy about this. At this point, I am going to say goodbye to everybody. So we look forward to talking with you on future calls. Thank you.


________________________________________________________________________________
OPERATOR


 That does conclude today's conference, and we do thank you for your participation.


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